SUSSEX COUNTY STATE BANK

                        1995 INCENTIVE STOCK OPTION PLAN

                               ARTICLE I. PURPOSES


                  The purposes of the 1995 Incentive Stock Option Plan are (i) to attract and retain highly-qualified executives, (ii) to align executive and stockholder long-term interests by creating a direct link between executive compensation and stockholder return, (iii) to enable executives of Sussex County State Bank (the "Bank") to develop and maintain stock ownership positions in the Bank, and (iv) to provide incentives to such executives to contribute to the success of the Bank. To achieve these objectives, the Plan provides for the granting of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.


                             ARTICLE II. DEFINITIONS

                  Whenever the following terms are used in this Plan, they shall have the meaning specified below:

"Affiliate" shall mean the Bank, a Subsidiary, or any employee benefit plan established or maintained by the Bank or a Subsidiary.

"Board" shall mean the Board of Directors of the Bank.

"Cause" shall mean (i) the conviction of the Participant of a felony by a court of competent jurisdiction, (ii) the indictment of the Participant by a state or Federal grand jury of competent jurisdiction for embezzlement or misappropriation of funds of the Bank or for any act of dishonesty or lack of fidelity towards the Bank, (iii) the written confession by the Participant of any act of dishonesty towards the Bank or any embezzlement or misappropriation of the Bank's funds, or (iv) willful or gross neglect of the duties for which the Participant was responsible, all as the Committee, in its sole discretion, may determine.

"Change in Control" shall mean the occurrence of one or more of the following events: (i) the Bank acquires actual knowledge that any person (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than an Affiliate is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Bank representing 15% or more of the combined voting power of the Bank's then outstanding securities, (ii) the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by an Affiliate),
(iii) the approval by the Bank's stockholders of (a) a merger or consolidation of the Bank with or into another corporation (other than a merger or consolidation in which the Bank is the surviving corporation and which does not result in any reclassification or reorganization of the Bank's then outstanding shares of Common Stock or a change in the Bank's directors, other than the addition of not more than three directors), (b) a sale or disposition of all or substantially all of the Bank's assets, or (c) a plan of liquidation or dissolution of the Bank, (iv) during any period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board of Directors of the Bank cease for any reason to constitute at least two-thirds
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thereof,  unless the  election  or  nomination  for the  election  by the Bank's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or (v) a sale of (a) Common Stock of the Bank if after such sale any person (as defined above) other than an Affiliate owns a majority of the Bank's Common Stock or (b) all or substantially all of the Bank's assets (other than in the ordinary course of business). Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred for purposes of clause (i) above if a person is or becomes the beneficial owner, directly or indirectly, of more than 15% but less than 25% of the combined voting power of the Bank's then outstanding securities if the acquisition of all voting securities in excess of 15% was approved in advance by two-thirds of the directors then in office.

"Code" shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.).

"Committee" shall mean the committee consisting of at least three (3) directors of the Bank appointed by the Board to administer the Plan pursuant to the provisions of Article III of the Plan.

"Common Stock" shall mean the common stock of the Bank, no par value.

"Disability" shall mean permanent and total disability as defined in the Bank's employee welfare benefit plan offering a long term disability benefit, or, if no such benefit is offered, as defined by Section 105(d)(4) of the Code.

"Employee" shall mean a common law employee (as defined in accordance with the regulations and Revenue Rulings then applicable under Section 3401(c) of the
Code) of an Affiliate.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Fair Market Value Broker" shall mean one or more broker-dealers designated by the Committee from time to time; provided however, that if on the applicable date one or more broker-dealers have been designated by the Board as a "Designated Broker" for purposes of the Bank's dividend reinvestment plan, such broker-dealer or broker-dealers shall constitute the sole "Fair Market Value Brokers" hereunder.

"Incentive Option" shall mean an Option whose terms satisfy the requirements imposed by Section 422(b) of the Code and which is intended by the Committee to be treated as an Incentive Option.

"Option" shall mean a right to purchase Common Stock which is awarded in accordance with the terms of this Plan.

"Participant" shall mean an Employee who has been granted an Option under the Plan.

"Plan" shall mean the Sussex County State Bank 1995 Incentive Stock Option Plan, as may be amended from time to time.

"Retirement" shall mean any normal or early retirement by a Participant pursuant to the terms of any pension, profit sharing or 401(k) plan, or policy of the Bank or any Subsidiary which is applicable to such Participant at the time of his Termination of Service.

"Secretary" shall mean the corporate secretary of the Bank.
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"Securities Act" shall mean the Securities Act of 1933.

"Shares" shall mean shares of Common Stock.

"Subsidiary(ies)" shall mean any corporation or other legal entity, domestic or foreign, more than 50% of the voting power of which is, as of the date of the adoption of this Plan or at any time subsequent thereto, owned or controlled, directly or indirectly by the Bank.

"Terminate (Termination of) Service (or Termination)" shall mean the time at which the Participant ceases to provide services to the Bank as an Employee, but shall not include a lapse in providing services which the Committee determines to be a temporary leave of absence.


                           ARTICLE III. ADMINISTRATION

                  The Plan shall be administered by a committee (the "Committee") selected by the Board from among its members, which shall consist of not less than three members, each of whom must be a "disinterested person" within the meaning of the rules promulgated under Section 16(b) of the Exchange Act. The Committee shall hold meetings at such times as may be necessary for the proper administration of the Plan and shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of the quorum may authorize any action.

                  Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion: (i) to determine which of the eligible Employees of the Bank shall be granted Options; (ii) to grant Options;
(iii) to determine the times when Options may be granted and the number of Shares that may be purchased pursuant to such Options; (iv) to determine the exercise price of the Shares subject to each Option, which price shall be not less than the minimum specified in Section 6.1; (v) to determine the time or times when each Option becomes exercisable, the duration of the exercise period, and any other restrictions on the exercise of Options issued hereunder; (vi) to prescribe the form or forms of the Option agreements under the Plan; (vii) to determine the circumstances under which the time for exercising Options should be accelerated and to accelerate the time for exercising outstanding Options;
(viii) to determine the duration and purposes for leaves of absence which may be granted to a Participant without constituting a Termination of Service for purposes of the Plan; (ix) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (x) to construe and interpret the Plan, the rules and regulations and the Option agreements under the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan; provided, however, that with respect to those eligible Employees who are not "officers" of the Bank, within the meaning of Section 16(b) of the Exchange Act, the Committee may delegate to any person or persons ("Subcommittee") all or any part of its authority as set forth in (i) through (x) above. All references in the Plan to the powers of a Subcommittee to act for the Committee shall be applicable only to the extent consistent with the forgoing provision and only to the extent consistent with the powers which have actually been delegated to it. All decisions, determinations and interpretations of the Committee, or Subcommittee, to the extent consistent with such delegation, shall be final and binding.

The provisions of this Article III shall survive any termination of the Plan.

                       ARTICLE IV. SHARES SUBJECT TO PLAN

                  The maximum number of Shares that may be made subject to Options granted pursuant to the Plan is 64,000 (or the number and kind of Shares or other securities which are substituted for those Shares or to which those Shares are adjusted pursuant to the provisions of Article VIII of the Plan). The Bank shall reserve such number of Shares for the purposes of the Plan out of its authorized but unissued shares, or out of Shares held in the Bank's treasury, or partly out of each, as shall be determined by the Board. No fractional Shares of shall be issued with respect to Options granted under the Plan.

                  In the event that any outstanding Option under the Plan for any reason expires, is terminated, forfeited or is canceled prior to the expiration date of the Plan, the Shares called for by the unexercised portion of such Option may, to the extent permitted by Rule 16b-3 under the Exchange Act, again be subject to an Option under the Plan.


                   ARTICLE V. ELIGIBILITY FOR AWARD OF OPTIONS

                  The Committee may designate any officer of the Bank, any group or divisional officer, and any other key Employee of the Bank as eligible to receive Options under the Plan. Non-employee directors shall not be eligible to participate in the Plan. However, a person who otherwise is an eligible officer or Employee shall not be disqualified from participation in the Plan by virtue of being a director of the Bank or any Subsidiary.


                          ARTICLE VI. GRANT OF OPTIONS

                  The Committee or Subcommittee may in its sole discretion grant Incentive Options to such officers and key Employees of the Bank as it determines appropriate consistent with Article V. Incentive Options shall be evidenced by Option agreements (which need not be identical) in such forms as the Committee may from time to time approve. Before any Options are granted under this Plan, a copy thereof shall be filed with the New Jersey Department of Banking and Insurance, together with a certificate made by two officers, one of whom shall be the president or a vice-president, stating that the Plan has been adopted and approved in accordance with Article XIII.

                  Option agreements shall conform to the terms and conditions of the Plan. Such agreements may provide that the grant of any Option under the Plan, or that Stock acquired pursuant to the exercise of any Option, shall be subject to such other conditions (whether or not applicable to the Option or Stock received by any other optionee) as the Committee determines appropriate, including, without limitation, provisions conditioning exercise upon the occurrence of certain events or performance or the passage of time, provisions to assist the optionee in financing the purchase of Stock through the exercise of Options, provisions for forfeiture, or restrictions on resale or other disposition, of shares acquired under the Plan, provisions giving the Bank the right to repurchase shares acquired under the Plan in the event the Participant elects to dispose of such shares, and provisions to comply with federal and state securities laws and federal and state income tax and other payroll tax withholding requirements.

6.1 OPTION PRICE. The exercise price for each Option granted under the Plan shall be determined by the Committee or Subcommittee; provided, however, that it shall not be less than the fair market value of the Common Stock on the date of grant. The fair market value shall be determined for all purposes of the Plan as follows: (A) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, fair market value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on NASDAQ and have not been designated an NMS security, fair market value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date, or (C) if on such date, the Common Stock is not so quoted or listed, the fair market value shall be the average of (i) the highest closing bid price for the Common Stock quoted by any Fair Market Value Broker on such date and (ii) the lowest closing asked price for the Common Stock quoted by any Fair Market Value Broker on such date or, if no Fair Market Value Broker quotes a closing asked price for the Common Stock on such date, the highest closing bid price quoted by any Fair Market Value Broker on such date.

6.2 EXERCISABILITY AND TERMS OF OPTIONS. The Committee or Subcommittee shall determine the dates after which Options may be exercised, in whole or in part, and may establish a vesting schedule that must be satisfied before Options may be exercised; provided, however, that no Option may be exercisable within six months of the date it is granted. If an Option is exercisable in installments, installments which are exercisable and not exercised shall remain exercisable during the term of the Option.

                  Prior to the exercise of any Option granted pursuant to this Plan, a certificate made by two officers of the Bank, one of whom shall be the president or a vice-president, shall be filed with the New Jersey Department of Banking and Insurance, stating:

     (i) the date upon which the Plan was adopted by the Board of Directors and approved by the stockholders in accordance with Article XIII;

     (ii) the Date upon which the Options were granted pursuant to such Plan;

     (iii) the consideration paid for the purchase of the Common Stock;

     (iv) the fair market value of the Shares subject to the Option on the date the Option was granted;

     (v) the amount of the Shares of the Bank to be issued; and

     (vi) the amount of the capital stock and surplus of the Bank after the exercise of such Option and the issuance of capital stock pursuant thereto.

                  All  Options  shall have a term of no more than ten years from the date of grant; provided, however, that upon the Termination of Service of a Participant due to (i) voluntary resignation or involuntary dismissal without Cause, or (ii) his Retirement, Options that have not become exercisable before the date the Participant Terminates Service shall be forfeited and terminated immediately. The Participant may exercise an Option to the extent it was exercisable by him on the date immediately preceding such Termination within the lesser of (i) one month from the date of Termination (six months from the date of Termination in the case of Retirement), or (ii) the balance of the stated term of the Option. If a Participant shall be terminated with Cause, all Options granted to such Participant that have not been exercised prior to such Termination for Cause shall, whether or not exercisable, be forfeited immediately upon such Termination.

6.3 ACCELERATED VESTING AND EXERCISE OF STOCK OPTIONS. If a Participant shall Terminate Service by reason of his death or Disability, all Options granted to such Participant that have not become exercisable on or before the date of such Termination may, at the discretion of the Committee, become exercisable as of such date. All options held by such Participant may be exercised by the Participant, his estate or beneficiary, or his representative, as the case may be, for a period of one year from the date of such Termination, or until the expiration of the stated term of such Option, whichever period is shorter.

                  In the event of a Change In Control, any Option granted under the Plan to a Participant which has not, as of the date of the Change In Control, become exercisable shall become fully exercisable.

6.4 NONTRANSFERABILITY OF OPTION RIGHTS. No Option shall be transferable except by will or the laws of descent and distribution, and then shall be limited by
Section 6.2. During the lifetime of the Participant, the Option shall be exercisable only by him. The Committee may, however, in its sole discretion, allow for transfers of Nonqualified Options to family members, subject to such conditions or limitations as it may establish to ensure compliance with Rule 16b-3 promulgated pursuant to the Exchange Act, or for other purposes.

6.5 NO OBLIGATION TO EXERCISE OPTION. The grant of an Option shall impose no obligation on the Participant to exercise such Option.

6.6 CANCELLATION OF OPTIONS. The Committee, or Subcommittee, in its discretion, may, with the consent of any Participant, cancel any outstanding Option.

6.7. NO RIGHTS AS A STOCKHOLDER. A Participant or a transferee of an Option shall have no rights as a stockholder with respect to any Share covered by his Option until he shall have become the holder of record of such Share, and he shall not be entitled to any dividends or distributions or other rights in respect of such Share for which the record date is prior to the date on which he shall have become the holder of record thereof.

6.8. SPECIAL PROVISIONS APPLICABLE TO INCENTIVE OPTIONS. No Incentive Option may be granted to an individual who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Bank or of any parent or Subsidiary thereof, unless such Option (i) has an Option price of at least 110 percent of the fair market value of the Stock on the date of the grant of such option; and (ii) cannot be exercised more than five years after the date it is granted.

                  Each Participant who receives an Incentive Option must agree to notify the Bank in writing immediately after the Participant makes a disqualifying disposition of any Stock acquired pursuant to the exercise of an Incentive Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (i) two years after the date the optionee was granted the Incentive Option or (ii) one year after the date the Participant acquired Stock by exercising the Incentive Option. Any transfer of ownership to a broker or nominee shall be deemed to be a disposition unless the Participant provides proof satisfactory to the Committee of his continued beneficial ownership of the Stock.

                  Any other provision of the Plan to the contrary notwithstanding, no Incentive Option shall be granted after the date which is ten years from the date this Plan is adopted, or the date the Plan is approved by the stockholders, whichever is earlier.

6.9 GRANT OF REPLACEMENT OPTIONS. The Committee may from time to time, in its discretion, adopt a policy, which policy shall not remain in effect for longer than 12 months at a time, but which may be adopted for successive 12-month periods, under which each Participant who exercises an Option ("Exercised Option") while the policy is in effect and pays the exercise price, in whole or in part, by delivery of shares of Common Stock shall be granted, subject to
Article IV, additional Options ("Replacement Options") in an amount equal to the number of shares of Common Stock tendered to exercise the Exercised Option. The Committee may, in its discretion, provide that the Replacement Option policy shall not apply to Options which would expire within such period as the Committee determines, in its discretion, from the effective date of the policy. A Replacement Option can under no circumstances be issued if the exercise price of the Exercised Option is greater than the fair market value of the Common Stock on the date of exercise of the Exercised Option.

Replacement Options shall be subject to the following terms and conditions:

(i) the date of grant for each Replacement Option shall be the date of exercise of the Exercised Option to which it relates;

(ii) the Replacement Option may be exercised at any time after the second anniversary of the date of grant of such Replacement Option during the unexpired term of the Exercised Option (subject to earlier termination thereof as provided in the Plan and in the applicable Option Agreement);

(iii) the terms of the Replacement Option shall be the same as the terms of the Exercised Option to which it relates, except that the exercise price shall be the fair market value of the Common Stock on the date of grant of the Replacement Option; and

(iv) the Replacement Option shall be forfeited by the Participant and become null and void if the Participant shall sell or otherwise dispose of the Shares acquired upon the exercise of the Exercised Option within two years of the date they were purchased; provided, however, that for this purpose, the use of Shares to exercise an Option shall not be considered a sale or other disposition. Each Participant who is to receive Shares subject to this restriction shall be issued a stock certificate in respect of such Shares, registered in the name of the
Participant, which shall bear an appropriate legend referring to the restrictions in this clause (iv), to read substantially in the following form:
"The transfer of this certificate and the shares of stock represented hereby are, until _______________, _______ subject to the terms and conditions of the Sussex County State Bank 1995 Incentive Stock Option Plan. A copy of such Plan is on file in the offices of Sussex County State Bank, 399 Route 23, Franklin, New Jersey 07416."


                         ARTICLE VII. EXERCISE OF OPTION

                  Any Option may be exercised in whole or in part at any time subsequent to such Option becoming exercisable during the term of such Option; provided, however, that each partial exercise shall be for whole Shares only. Each Option, or any exercisable portion thereof, may only be exercised by delivery to the Secretary or his office of (i) notice in writing signed by the Participant (or other person then entitled to exercise such Option) that such Option, or a specified portion thereof, is being exercised; (ii) payment in full for the purchased Shares (as specified in Section 7.2 below); (iii) such representations and documents as are necessary or advisable to effect compliance with all applicable provisions of Federal or state securities laws or regulations; (iv) in the event that the Option or portion thereof shall be exercised pursuant to Section 6.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or portion thereof; and (v) full payment to the Bank of all amounts which, under federal or state law, it is required to withhold upon exercise of the Option.

7.1 SHARE CERTIFICATES. Upon receiving notice and payment, the Bank will cause to be delivered to the Participant, as soon as practicable, a certificate in the Participant's name for the Shares purchased. The Shares issuable and deliverable upon the exercise of a Stock Option shall be fully paid and non-assessable. The Bank shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the complete or partial exercise of the Stock Option prior to fulfillment of (i) the completion of any registration or other qualification of such Shares under any federal or state law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body which may be necessary or advisable; and (ii) the obtaining of any approval or other clearance from any federal or state governmental agency which may be necessary or advisable.

7.2 PAYMENT FOR SHARES. Payment for Shares purchased under an Option granted hereunder shall be made in full upon exercise of the Option, by one or more of the following, unless otherwise prohibited by the terms of an Option agreement:
(i) by certified or bank cashier's check payable to the order of the Bank,; (ii) in the form of unrestricted Shares already owned by the Participant based in any such instance on the fair market value of the Stock on the date the Option is exercised; (iii) by a combination thereof, in each case in the manner provided in the Option agreement; or (iv) by any other means acceptable to the Bank. To the extent the Option exercise price may be paid in Shares as provided above, Shares delivered by the Participant may be Shares which were received by the Participant upon exercise of one or more Incentive Options, but only if such Shares have been held by the Participant for at least the greater of (a) two years from the date the Incentive Options were granted or (b) one year after the transfer of Shares to the Participant.

To facilitate the foregoing, the Bank may enter into agreements for coordinated procedures with one or more Fair Market Value Brokers, or make a loan, or assist a Participant in obtaining a loan from a financial institution, of funds sufficient to exercise an Option, subject to such conditions or limitations as it may establish to ensure compliance with Regulation O.


               ARTICLE VIII. ADJUSTMENT FOR RECAPITALIZATION, ETC.

                  The aggregate number of Shares which may be purchased pursuant to Options granted, the number of Shares covered by each outstanding Option, and the price per share thereof in each such Option shall be appropriately adjusted for any increase or decrease in the number of outstanding Shares resulting from a stock split or other subdivision or consolidation of Shares or for other capital adjustments or payments of stock dividends or distributions, other increases or decreases in the outstanding Shares effected without receipt of consideration by the Bank, or reorganization, merger or consolidation, or other similar change affecting the Shares.

                  Such adjustment to an Option shall be made without a change to the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of Share quantities or prices). Any such adjustment made by the Committee shall be final and binding upon all Participants, the Bank, their representatives, and all other interested persons. No fractional Shares shall be issued as a result of such adjustment.

                  In the event of a transaction involving (i) the liquidation or dissolution of the Bank, (ii) a merger or consolidation in which the Bank is not the surviving corporation or (iii) the sale or disposition of all or substantially all of the Bank's assets, provision shall be made in connection with such transaction for the assumption of Options theretofore granted under the Plan, or the substitution for such Options of new options of the successor corporation, with appropriate adjustment as to the number and kind of Shares and the purchase price for Shares thereunder, or, in the discretion of the Committee, the Plan and the Options issued hereunder shall terminate on the effective date of such transaction if appropriate provision is made for payment to the Participant of an amount in cash equal to the fair market value of the Options less the exercise price for such Options; provided, however, that in no event shall the Committee take any action or make any determination under this
Article VIII which would prevent a transaction described in clause (ii) or (iii) above from being treated as a pooling of interests under generally accepted accounting principles.


          ARTICLE IX. GOVERNMENT REGULATIONS AND REGISTRATION OF SHARES

                  The Plan, and the grant and exercise of Options thereunder, and the Bank's obligation to sell and deliver stock under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

                  Each Option is subject to the requirement that if, at any time, the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or NASDAQ or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Shares, no Shares shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained, free of any conditions not acceptable to the Committee. The Bank shall not be deemed, by reason of the granting of any Option, to have any obligation to register the Shares subject to such Option under the Securities Act or to maintain in effect any registration of such Shares which may be made at any time under the Securities Act.

                  Unless a registration statement under the Securities Act and the applicable rules and regulations thereunder is then in effect with respect to Shares issued upon exercise of any Option (which registration shall not be required), the Bank shall require that the offer and sale of such shares be exempt from the registration provisions of said Act. In furtherance of such exemption, the Bank may require, as a condition precedent to the exercise of any Option, that the person exercising the Option give to the Bank written representation and undertaking, satisfactory in form and substance to the Bank, that he is acquiring the Shares for his own account for investment and not with a view to the distribution or resale thereof and otherwise establish to the Bank's satisfaction that the offer or sale of the Shares issuable upon exercise of the Option will not constitute or result in any breach or violation of the Securities Act or any similar state act or statute or any rules or regulations thereunder. In the event a Registration Statement under the Securities Act is not then in effect with respect to the Shares issued upon exercise of an Option, the Bank shall place upon any stock certificate an appropriate legend referring to the restrictions on disposition under the Act.

                  The Bank is relieved from any liability for the nonissuance or non-transfer or any delay in issuance or transfer of any Shares subject to Options under the Plan which results from the inability of the Bank to obtain, or in any delay in obtaining, from any regulatory body having jurisdiction, all requisite authority to issue or transfer Shares upon exercise of the Options under the Plan if counsel for the Bank deems such authority necessary for lawful issuance or transfer of any such Shares. Appropriate legends may be placed on the stock certificates evidencing Shares issued upon exercise of Options to reflect such transfer restrictions.


                           ARTICLE X. OTHER PROVISIONS

                  The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of New Jersey.

                  As used herein, the masculine gender shall include the feminine gender.

                  The headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

                  All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed to any Participant at the address contained in the records of the Bank or to the Bank at its principal office.

                  The proceeds received from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.

                  Nothing in the Plan or in any Option granted hereunder shall confer on any Participant or eligible Employee any right to continue in the employ of the Bank or any of its Subsidiaries, or to interfere in any way with the right of the Bank or any of its Subsidiaries to terminate such Participant's or Employee's employment at any time.

                  The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan or any Option in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

                  All expenses and costs incurred in connection with the operation of the Plan shall be borne by the Bank.

                  The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Bank. Nothing in this Plan shall be construed to limit the right of the Bank (i) to establish, alter or terminate any other forms of incentives, benefits or compensation for Employees of the Bank, including, without limitation, conditioning the right to receive other incentives, benefits or compensation on an Employee not participating in this Plan; or (ii) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, without limitation, the grant or assumption of stock options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock, or assets of any corporation, firm or association.

                  Participants shall have no rights as shareholders unless and until certificates for Shares are registered in their names in satisfaction of a properly exercised Option.

                  If the Committee or Subcommittee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefore has been made by a duly appointed legal representative), may, if the Committee or Subcommittee so directs the Bank, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Bank therefore.


             ARTICLE XI. EFFECTIVE DATE AND EXPIRATION DATE OF PLAN

                  The Plan is effective as of April 1, 1995, subject to approval by the stockholders of the Bank in a manner which complies with Rule 16b-3 under the Exchange Act, Section 422 of the Code, and Article 7B, Sections 27.50 through 27.54 of the New Jersey Banking Law and other applicable state law. The expiration date of the Plan, after which no Option may be granted hereunder, shall be March 31, 2005.

                ARTICLE XII. AMENDMENT OR DISCONTINUANCE OF PLAN

                  The Board may, without the consent of the Bank's stockholders or Participants under the Plan, at any time terminate the Plan entirely, and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect Options theretofore granted hereunder without the Participant's consent, and provided further that no such action by the Board, without approval of the stockholders, may (i) increase the total number of Shares which may be purchased or acquired pursuant to Options granted under the Plan, either in the aggregate or for any Participant or eligible Employee, except as contemplated in Article VIII; (ii) expand the class of employees eligible to receive Options under the Plan; (iii) decrease the minimum Option price; (iv) extend the maximum term of Options granted hereunder; (v) extend the term of the Plan; or (vi) take any other action requiring stockholder approval under Rule 16b-3 under the Exchange Act. No amendment or modification may become effective if it would cause the Plan to fail to meet the applicable requirements of Rule 16b-3.

                       ARTICLE XIII. SHAREHOLDER APPROVAL

                  Anything in the Plan to the contrary notwithstanding, the grant of Options hereunder shall be of no force or effect, and no Option granted hereunder shall vest or become exercisable in any respect, unless and until the Plan is approved by the affirmative vote of the holders of two-thirds of the shares outstanding within 12 months after March 15, 1995.